FORM

                       AMENDED AND RESTATED SCHEDULE A
                                    TO THE
          INBOUND CALL MANAGEMENT AND FULFILLMENT SERVICES AGREEMENT
                                BY AND BETWEEN
                       SCOUT INVESTMENT ADVISORS, INC.
                                     AND
                        UMB DISTRIBUTION SERVICES, LLC



                     NAME OF FUND                        EFFECTIVE DATE
UMB Scout Funds, on behalf of:
      UMB Scout Stock Fund                               April 1, 2005
      UMB Scout Growth Fund                              April 1, 2005
      UMB Scout Small Cap Fund                           August 6, 2001
      UMB Scout WorldWide Fund                           April 1, 2005
      UMB Scout Bond Fund                                April 1, 2005
      UMB Scout Kansas Tax-Exempt Bond Fund              April 1, 2005
      UMB Scout Money Market Fund - Federal Portfolio    April 1, 2005
      UMB Scout Money Market Fund - Prime Portfolio      April 1, 2005
      UMB Scout Tax-Free Money Market Fund               April 1, 2005